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                                                                    EXHIBIT 99.2

DAVEL COMMUNICATIONS GROUP, INC.            PHONETEL TECHNOLOGIES, INC.
10120 Windhorst Road                        1001 Lakeside Avenue
Tampa, FL  33619                            Cleveland, Ohio 44114
(OTCBB: DAVL.OB)                            (OTCBB: PHTE.OB)

AT DAVEL               AT PHONETEL          AT THE FINANCIAL RELATIONS BOARD
--------               -----------          --------------------------------
Raymond A. Gross       John D. Chichester   General Information: Media Contact:
Chairman & CEO         President & CEO      Alison Ziegler       David Closs
(813) 628-8000         (216) 241-2555       (212) 661-8030       (212) 661-8030

FOR IMMEDIATE RELEASE
---------------------


          DAVEL COMMUNICATIONS, INC. AND PHONETEL TECHNOLOGIES, INC.
          ----------------------------------------------------------
                   SIGN LETTER OF INTENT TO MERGE OPERATIONS
                   -----------------------------------------

     .  Agreement Calls for the Financial Restructuring of Both Companies
        -----------------------------------------------------------------
        .  Servicing Agreement to Accelerate Synergies and Cost Savings
           ------------------------------------------------------------


TAMPA, Florida & CLEVELAND, Ohio -June 13, 2001 -- Davel Communications, Inc. (OTCBB: DAVL.OB), and PhoneTel Technologies, Inc. (OTCBB: PHTE.OB), the nation's two leading publicly traded independent pay telephone service providers, today announced that they have signed a letter of intent to merge. The letter of intent calls for the execution of a definitive merger agreement by July 31, 2001 and a substantial debt restructuring for each company. In connection with the expected merger, PhoneTel will become a wholly owned subsidiary of Davel. In addition, the two companies have entered into a servicing agreement designed to commence cost savings initiatives in advance of the closing of the merger.

As part of the completion of the merger of the two companies, the senior secured creditors of both Davel and PhoneTel will exchange a substantial amount of the combined debt for equity securities of the respective companies and will restructure the remaining debt. In connection with PhoneTel's debt exchange, its senior secured lenders will own 87% of PhoneTel's outstanding common stock immediately prior to the merger with the remaining senior secured debt not to exceed $36.5 million (as compared to approximately $55 million currently outstanding). Existing holders of PhoneTel common stock will own 9% of PhoneTel's outstanding shares, and 4% will be reserved for PhoneTel employee stock options. In connection with Davel's debt exchange, its senior secured lenders will own 93% of Davel's outstanding common stock immediately prior to the merger, with the remaining senior secured debt not to exceed $63.5 million (as compared to approximately $261 million currently outstanding). Existing shareholders of Davel common stock will own 3% of Davel's outstanding shares and 4% of the common stock will be reserved for the issuance of stock options to Davel employees.

Immediately following the merger, current PhoneTel shareholders will own approximately 3.28% of the shares of Davel common stock and current Davel shareholders will own approximately 1.91%. Of the remaining shares, 4.00% are intended to be reserved for issuance of employee stock options and the companies' current lenders will own approximately 90.81%.

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Effective with the merger, the then outstanding debt of both entities, currently in the approximate amount of $316 million, will be reduced to $100 million in debt of the merged entity through the debt and equity restructuring outlined above. Of this $100 million of restructured debt, $50 million will be amortizing term debt with interest and principal payable from operating cash flows. Payment of the interest and principal on the remaining $50 million of debt will be deferred under terms to be negotiated in connection with the definitive merger agreement.

The merger will bring together the two largest independent payphone providers in the country, with a combined installed base of approximately 100,000 payphones. The combined company is expected to realize significant cost savings through more efficient concentration of payphone routes, lower field operating costs and the elimination of redundant general and administrative expenses. Pending the merger, the administrative offices of PhoneTel and Davel will remain in Cleveland, Ohio and Tampa, Florida, respectively.

To accelerate these anticipated cost savings prior to the merger becoming effective, the two companies have entered into a servicing agreement. Under this agreement, the two companies will immediately focus on gaining operating efficiencies via mutual servicing arrangements between their respective field office networks on a geographic basis.

The transaction is subject to the execution of a definitive merger agreement, approval by the boards of directors of PhoneTel and Davel, approval by the shareholders and existing senior secured lenders of both companies, and the receipt of material third party and governmental approvals and consents.

After completion of the merger, John D. Chichester, President and Chief Executive Officer of PhoneTel, will serve as the Chief Executive Officer of the merged company and Bruce W. Renard, Davel's Senior Vice President of Regulatory/External Affairs/Human Resources, General Counsel and Corporate Secretary, will serve as President.

Ray Gross, Chairman and Chief Executive Officer of Davel commented, "The combination of our operations with PhoneTel offers an excellent geographic fit, creating significant synergies and expected cost savings as well as anticipated enhancements to service quality. With the cooperation of Davel's senior lenders, this transaction allows us to appropriately restructure Davel to become part of a more robust entity with a much stronger footing in today's extremely challenging industry environment."

Commenting on the merger, John D. Chichester, President and CEO of PhoneTel added, "This transaction represents an exciting and highly beneficial opportunity for both companies. Together, PhoneTel and Davel will be able to achieve better route density, and improved operating cost and service efficiencies -- making this a desirable transaction for both our customers and stakeholders."

Mr. Chichester concluded, "The merger is the result of a cooperative spirit on the part of both companies and their lender groups. We believe the new entity created through this transaction will be well positioned both to meet future challenges and to take full advantage of new opportunities as they arise in the payphone industry."

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PhoneTel Technologies, Inc. is a leading independent provider of pay telephones and related services in the United States. Headquartered in Cleveland, Ohio, PhoneTel operates approximately 35,000 payphones in 45 states and the District of Columbia.

Davel Communications, Inc. is the largest independent payphone provider in the United States. Headquartered in Tampa, Florida, Davel operates approximately 65,000 payphones in 44 states and the District of Columbia.



SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995

Certain of the statements contained herein may be, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, forward-looking statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Davel Communications, Inc. or PhoneTel Technologies, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These uncertainties and other factors include, without limitation, with respect to either company (i) a downturn in the public pay telephone industry which is dependent on consumer spending and subject to the impact of domestic economic conditions, changes in technology, increased use of wireless communications, and regulations and policies regarding the telecommunications industry; (ii) the ability to accomplish its strategic objectives with respect to external expansion through selective acquisitions or internal expansion; (iii) impairment of liquidity arising from the possible refusal by its lenders to grant additional advances or waive potential future defaults under its debt agreement; and (iv) changes in the dial-around compensation rate and the local coin call rate. Any or all of these risks and uncertainties could cause actual results to differ materially from those reflected in the forward looking statements. These forward-looking statements are based on management's expectations as of the date hereof, and neither company undertakes any responsibility to update any of these statements in the future. Information on significant potential risks and uncertainties is set forth more fully in the Annual Report on Form 10-K for the year ended December 31, 2000 of each company.